Exhibit 10.2

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT
THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 9, 2015 (this “Amendment”), is made among Idaho Power Company, an Idaho corporation (the “Borrower”), the Lenders and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”).
RECITALS
A.    The Borrower, the Lenders and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement, dated as of October 26, 2011 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”). The Borrower, the Lenders and the Administrative Agent entered into a First Extension Agreement to the Credit Agreement, dated October 12, 2012, and a Second Extension Agreement to the Credit Agreement, dated October 8, 2013. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement as they may be modified pursuant to this Amendment.
B.    The Borrower and the Required Lenders have agreed to amend the definition of “Change in Control” in the Credit Agreement on the terms and conditions set forth herein.
STATEMENT OF AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

AMENDMENT

The definition of “Change in Control” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Change in Control” means (i) the acquisition by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) of beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Parent entitled to vote for members of the board of directors of the Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) or (ii) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (A) who were members of that board on the first day of such period, (B) whose election or nomination to that board was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or (C) whose election or nomination to that board was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board.
ARTICLE II

CONDITIONS OF EFFECTIVENESS

This Amendment shall become effective as of the day set forth above (the “Amendment Effective Date”) upon receipt by the Administrative Agent of a copy of this Amendment duly executed by the Borrower and the Required Lenders.
ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:
(a)    The representations and warranties contained in Article 5 in the Credit Agreement (other than Section 5.5 of the Credit Agreement) are true and correct as of the Amendment Effective Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.
(b)    After giving effect to this Amendment, no Default or Unmatured Default exists.
(c)    The execution and delivery by the Borrower of the Amendment has been duly authorized by proper corporate proceedings, and the Amendment constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
(d)    No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Amendment.
ARTICLE IV

ACKNOWLEDGMENT AND CONFFIRMATION OF THE BORROWER

The Borrower hereby confirms and agrees that after giving effect to this Amendment, the Credit Agreement and the other Loan Documents remain in full force and effect and enforceable against it in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect, except as set forth in this Amendment. The Borrower represents and warrants to the Lenders that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Loan Documents, or if the Borrower has any such claims, counterclaims, offsets, or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this Amendment. This acknowledgment and confirmation by the Borrower is made and delivered to induce the Administrative Agent and the Lenders to enter into this Amendment. The Borrower acknowledges that the Administrative Agent and the Lenders would not enter into this Amendment in the absence of the acknowledgment and confirmation contained herein.
ARTICLE V

GENERAL PROVISIONS

5.1    Full Force and Effect. Except as expressly modified hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after giving effect to this Amendment. Any reference to the Credit Agreement or any of the other Loan Documents herein or in any such documents shall refer to the Credit Agreement and Loan Documents as modified hereby. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

5.2    Severability of Provisions. Any provision in this Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction.

5.3    Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be effective when it has been executed by the Borrower, the Administrative Agent and the Required Lenders and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action; provided that this Amendment shall not be deemed to be effective prior to the first date set forth above. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart thereof.

5.4    Successors and Assigns. The terms and provisions of this Amendment shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns.

5.5    Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

5.6    Expenses. The Borrower agrees on demand (i) to pay all reasonable fees and expenses of counsel to the Administrative Agent, and (ii) to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses, in each case, in connection with the preparation, negotiation, execution and delivery of this Amendment.

5.7    Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.
IDAHO POWER COMPANY, as Borrower
By:    /s/ Steven R. Keen
Name:    Steven R. Keen

Title:	Senior Vice President, Chief Financial
Officer, and Treasurer

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender, the Issuing Lender,
the Swingline Lender and Administrative Agent

By:     /s/ Yann Blindert
Name:    Yann Blindert

Title:	Director

JPMorgan Chase Bank, N.A.
By:    /s/ Nancy R. Barwig
Name:    Nancy R. Barwig

Title:	Credit Risk Director

KEYBANK NATIONAL ASSOCIATION
By:    /s/ Keven D. Smith
Name:    Keven D. Smith

Title:	Senior Vice President

MUFG Union Bank, N.A., as a Lender
By:    /s/ Eric Otieno
Name:    Eric Otieno

Title:	Vice President

US Bank, National Association
By:    /s/ Holland H. Williams
Name:    Holland H. Williams

Title:	Vice President

THE BANK OF NEW YORK MELLON
By:    /s/ Mark W. Rogers
Name:    Mark W. Rogers

Title:	Vice President